UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2024

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800 Woburn, MA 01801
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2024, iSpecimen Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with WestPark Capital, Inc. (the “Placement Agent”), and a securities purchase agreement (the “Purchase Agreement”) with investors pursuant to which the Company agreed to issue and sell, in a “reasonable best efforts” public offering (the “Offering”) (i) 132,814 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to 1,533,852 shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $3.00 per Share, less $0.0001 per Pre-Funded Warrant, for aggregate gross proceeds of $4,998,464 (or $4,999,998 assuming the full exercise of the Pre-Funded Warrants), before deducting placement agent fees and other offering expenses. As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 4.0% of the aggregate gross proceeds plus reimbursement of certain expenses and legal fees. The Company intends to use the proceeds of the offering for repayment of outstanding debt, potential acquisitions of assets or investments in businesses, products and technologies, and for marketing and advertising services. The remainder of the proceeds will be used for working capital purposes.

On October 31, 2024, the Company entered into an Investor Relations Agreement (the “IR Agreement”) with IR Agency LLC (the “Consultant”). Under the IR Agreement, the Consultant will provide marketing and advertising services to promote the Company to the financial community. In consideration for these services, the Company will pay the Consultant a fee, for an initial term of one month, after which it may be extended by mutual agreement, of Two Million U.S. Dollars ($2,000,000), payable in cash via bank wire transfer. Either party may terminate the IR Agreement at any time by providing written notice. The IR Agreement is governed by New Jersey law, with jurisdiction in federal and state courts located in New Jersey. A copy of the IR Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Placement Agency Agreement and the Purchase Agreement each contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, and other obligations of the parties and termination provisions.

The Offering closed on October 31, 2024. The securities sold in the Offering were offered and sold pursuant to a registration statement on Form S-1 (File No. 333-282736), which was filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2024, and subsequently declared effective by the Commission on October 29, 2024.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement and the Pre-Funded Warrant is not complete and is qualified in its entirety by reference to the full text of the form of Placement Agency Agreement, Purchase Agreement and Pre-Funded Warrant, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 29, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. On October 31, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Placement Agency Agreement
10.2	Form of Securities Purchase Agreement
10.3	Form of Investor Relations Agreement, dated October 31, 2024, by and between the Company and IR Agency LLC
99.1	Press Release dated October 29, 2024, announcing the pricing of the Offering
99.2	Press Release dated October 31, 2024, announcing the closing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2024

iSPECIMEN INC.

By:	/s/ Tracy Curley
	Name:	Tracy Curley
	Title:	Chief Executive Officer